UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ALLEGHENY TECHNOLOGIES

INCORPORATED

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NEWS RELEASE

Allegheny Technologies Incorporated	Investor Contact:	Media Contact:
Corporate Headquarters	Scott A. Minder	Natalie Gillespie
1000 Six PPG Place	412-395-2720	412-394-2850
Pittsburgh, PA 15222-5479 U.S.A.	scott.minder@atimetals.com	natalie.gillespie@atimetals.com
www.ATImetals.com

ATI to Hold Virtual 2020 Annual Meeting of Stockholders
Safeguarding the health of stakeholders amid COVID-19 outbreak

PITTSBURGH, PA – April 20, 2020 – In light of ongoing public health concerns, Allegheny Technologies Incorporated (“ATI” or the “Company”) will hold a virtual meeting in place of a physical gathering for its 2020 Annual Meeting of Stockholders.

The meeting will begin at 11:00 a.m. Central Time on May 8, 2020, as originally scheduled, but without a physical location. Stockholders of record as of the close of business on March 9, 2020, and stockholders holding a legal proxy for the meeting provided by their bank, broker or nominee, are eligible to vote at the meeting. Information about how to participate is available at www.atimetals.com/annualmeeting and has been filed with the Securities and Exchange Commission.

Stockholders are urged to vote and submit proxies in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the virtual meeting format and may continue to be used to vote shares in connection with the virtual 2020 Annual Meeting.

Solving the World’s Challenges through Materials Science

ATI (NYSE: ATI) is a $4 billion global manufacturer solving the world’s most difficult challenges through materials science; advanced, integrated process technologies; and relentlessly innovative people. We serve customers whose demanding applications need to fly higher, dig deeper, stand stronger, and last longer— anywhere on, above, or below the earth. We partner to create new specialty materials in forms that deliver ultimate performance and long-term value in applications like jet engine forgings and 3D-printed aerospace components. We produce powders for forging and additive manufacturing; rolled materials, and finished components. Our specialty materials withstand extremes of temperature, stress and corrosion to improve and protect human lives every day. Learn more at ATIMetals.com.